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                                                                   EXHIBIT 10.12

                              FIRST  AMENDMENT TO
           THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF
                  CAPTEC FRANCHISE CAPITAL PARTNERS L.P. III,
                         A DELAWARE LIMITED PARTNERSHIP







     This First Amendment (the "Amendment") to the limited partnership agreement of Captec Franchise Capital Partners L.P. III, a Delaware limited partnership, (the "Partnership") is made as of the 1st day of January, 1998 by and between Captec Net Lease Realty, Inc., a Delaware corporation, as the General Partner (the "General Partner") and those Limited Partners identified in the books and records of the Partnership as holding all the limited partnership interests in the Partnership (individually referred to herein as a "Limited Partner" and collectively referred to herein as the "Limited Partners".

     WHEREAS, the Partnership has been and will continue to be the beneficiary of certain services provided by Captec Net Lease Realty Advisors, Inc. (the "Advisor") with respect to the Partnership's acquisition and financing of Properties and Equipment, as defined in the limited partnership agreement;

     WHEREAS, the parties desire to amend the limited partnership agreement to provide that the Partnership shall pay an Acquisition Fee directly to the Advisor as compensation for these services and to reduce on a dollar-for-dollar basis fees payable to the General Partner; and

     WHEREAS, the General Partner has determined that this amendment will not increase the cost of such services to the Partnership or diminish or jeopardize the rights of the Partnership to obtain such services, and, thus the General Partner is permitted to amend the limited partnership agreement without the consent or action of the Limited Partners.

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein, the parties hereto agree as follows:

Section 9.4 of the Partnership Agreement relating to Acquisition Fees and Expenses shall be amended and restated in its entirety as follows:
9.4 Acquisition Fees and Expenses.

     (a) As compensation for acquisition and financing services to be rendered directly to the Partnership by Captec Net Lease Realty Advisors, Inc., a Delaware corporation that is affiliated with the General Partner through overlapping ownership and common corporate officers, (the "Advisor"), the Partnership shall pay directly to the Advisor, Acquisition Fees equal to the lesser of (1) 2.0% of Gross Proceeds plus an additional .0624% ("Debt Fee") for each 1% of indebtedness (calculated as the aggregate amount of Partnership indebtedness secured by Partnership Assets as a percentage of the aggregate Purchase Prices of such Assets) (2) 3.0% of the aggregate Purchase Prices of Properties and/or Equipment acquired by the Partnership, or (3) compensation customarily charged in arms-length transactions by others rendering similar services as an on-going activity in the same geographic location for property or equipment comparable to the Property or Equipment to be purchased by the Partnership. The Advisor shall pay all Acquisition Expenses from amounts received as Acquisition Fees.

     (b) The General Partner shall receive Acquisition and Financing Supervision Fees equal to the lesser of (1) 2.0% of Gross Proceeds, but in no event shall the Acquisition and Financing Supervision Fees exceed 2.0% of the aggregate Purchase Prices of Properties and/or Equipment acquired by the Partnership; or (2) compensation customarily charged in arms-length transactions by others rendering similar services as an on-going activity in the same geographic location for property or equipment comparable to the Property or Equipment to be purchased by the Partnership.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


WITNESSES:                             CAPTEC NET LEASE REALTY, INC.

 /s/ Gary A. Bruder                 By:     /s/ W. Ross Martin
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                                       Its: EXECUTIVE VICE PRESIDENT
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                                            AND CHIEF FINANCIAL OFFICER